UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

NexPoint Multifamily Capital Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-200221	46-4106316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices)

(972) 628-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Revision to Volume Discounts and Volume Discount Rebates on Certain Sales of Class A Shares

On September 14, 2016, NexPoint Multifamily Capital Trust, Inc. (the “Company”), upon the unanimous approval of the Company’s board of directors, including its independent directors, revised the volume discounts offered to investors in connection with certain purchases of Class A common stock (the “Revised Volume Discount”). In connection with the Revised Volume Discount, the Company entered into an Agreement Regarding Certain Volume Discount Sales (the “Volume Discount Agreement”) with NexPoint Real Estate Advisors II, L.P., the Company’s advisor (the “Advisor”) and Highland Capital Funds Distributor, Inc., the Company’s dealer manager. Pursuant to the Volume Discount Agreement, with respect to sales of Class A common stock of $1,000,001 or more, the Advisor will pay all or a portion of the selling commissions associated with such sales. This arrangement will result in a lower effective purchase price per share for such purchases.

The material terms of the Volume Discount Agreement are qualified in their entirety by the Volume Discount Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Agreement Regarding Certain Volume Discount Sales, by and among NexPoint Multifamily Capital Trust, Inc., NexPoint Real Estate Advisors II, L.P. and Highland Capital Funds Distributor, Inc., dated September 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Multifamily Capital Trust, Inc.

Dated: September 14, 2016	By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive Vice President-Finance, Treasurer and Director